UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 28, 2014

PORTER BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Securities Holders

On May 28, 2014, Porter Bancorp, Inc. held its 2014 annual meeting of shareholders.  At the meeting, shareholders elected seven directors, approved a non-binding advisory vote on the compensation of the Company’s executives, approved an amendment to increase the number of shares authorized for issuance under the 2006 Non-Employee Director Incentive Stock Plan from 400,000 shares to 700,000 shares, and approved an amendment to increase the number of shares authorized for issuance under the 2006 Stock Incentive Plan from 1,263,050 shares to 1,563,050.

The votes cast on the four agenda items are set forth below:

1. Election of Directors.

Director	For	Withheld	Broker non-votes

W. Glenn Hogan	9,519,147	1,094,028	0
Michael T. Levy	9,733,750	879,425	0
William G. Porter	9,703,409	909,766	0
N. Marc Satterthwaite	9,733,502	879,673	0
John T. Taylor	9,728,788	884,387	0
Mark F. Wheeler	9,733,702	879,473	0
W. Kirk Wycoff	9,733,620	879,556	0

2. Proposal to approve, in a non-binding advisory vote, the compensation of the company’s executives.

For	Against	Abstain	Broker non-votes
9,636,280	931,235	45,660	0

3. Approval of Amendment to 2006 Non-Employee Director Incentive Stock Plan

For	Against	Abstain	Broker non-votes
9,520,710	1,041,297	51,168	0

4. Approval of Amendment to 2006 Stock Incentive Plan

For	Against	Abstain	Broker non-votes
9,553,599	1,020,182	39,395	0

No other proposals were voted upon at the annual meeting.

On May 28, 2014, Porter Bancorp issued a press release announcing the results of four items submitted to a vote of its shareholders at the Company’s 2014 annual meeting held earlier that day.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
Exhibit Number	Description of Exhibit

99.1	Press release issued May 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTER BANCORP, INC.

Date:	May 28, 2014	By:	/s/ Phillip W. Barnhouse
Phillip W. Barnhouse
Chief Financial Officer

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